State of Florida
                                     [LOGO]
                              Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of AMERICAN FINANCIAL SEMINARS, INC., a Florida corporation, filed on July 17, 1992, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H92000003912. This certificate issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is V51311.



                                   Given under my hand and the
                                   Great Seal of the State of Florida,
                                   at Tallahassee, the Capital, this the
                                   Seventeenth day of July, 1992.

                                Authentication 92A000060004-7/17/92-V51311-01/02



[SEAL]                                       /s/ Jim Smith
                                               Jim Smith
                                           Secretary of State



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                           ARTICLES OF INCORPORATION

                                       of

                       AMERICAN FINANCIAL SEMINARS, INC.


     The undersigned, acting as Incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation:

                                   ARTICLE I

     The name of the corporation is AMERICAN FINANCIAL SEMINARS, INC.

                                   ARTICLE II

     The period of its duration is perpetual.

                                  ARTICLE III

     The date and time of the commencement of the corporate existence shall be the date of the filing of these Articles by the Department of State for the State of Florida.

                                   ARTICLE IV

     The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which the corporation may be incorporated under the provisions of the Florida General Corporation Act of the State of Florida.

                                   ARTICLE V

     The aggregate number shares which the corporation shall have authority to issue is One Thousand (1,000) shares of capital stock, $1.00 par value per share, which capital stock is designated as Common Stock.

                                   ARTICLE VI

     The number of directors constituting the initial Board of Directors of the corporation shall be one (1). The number of directors may be increased or diminished from time to time by a vote of the shareholders, but shall never be less than one (1). The name and address of the initial incorporator who will serve as director until the first annual meeting of shareholders or until successors are


                                                            Prepared By;
                                                            Mark J. Bryn, Esq.
                                                            Fla. Bar #321842


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duly elected is:

                    Mark J. Bryn
                    444 Brickell Avenue, Suite #750
                    Miami, Florida 33131

                                  ARTICLE VII

     The initial by-laws of the corporation shall be adopted by the directors. Thereafter, by-laws of the corporation may be adopted, altered, amended or repealed from time to time only by the shareholders of the corporation.

                                  ARTICLE VIII

     The principal place of business and mailing address of this corporation is:

                    444 Brickell Avenue, Suite #750
                    Miami, Florida 33131


     EXECUTED at Miami, Florida, this 16th day of July, 1992.


                                        /s/ Mark Bryn
                                        ----------------------------
                                        Mark Bryn, Incorporator



STATE OF FLORIDA )
                 :ss
COUNTY OF DADE   )

     BE IT KNOWN that on the 16 day of July, 1992, before me, a Notary Public in the State of Florida, County of Dade, personally came and appeared Mark J. Bryn, who is personally known to me, or who by producing Driver's License as identification, has been shown to be the person described in and who executed the foregoing Articles of Incorporation and he acknowledged before me that he executed the same for the purposes therein expressed as his free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office the day and year last above written.


                                                  /s/ [ILLEGIBLE]
                                                  ----------------------------
                                                  Notary Public State of
                                                  Florida at Large
                                                  [NOTARY STAMP]


My Commission expires:                  GILDA DE ARMAS
                                NOTARY PUBLIC STATE OF FLORIDA
/s/ Gilda De Armas             My Commission Exp. Mar. 24, 1995
----------------------             Commission No. [ILLEGIBLE]
[ILLEGIBLE]                    Bonded thru General Insurance [ILLEGIBLE]
Driver's License
----------------------
|X| [ILLEGIBLE]
|_| [ILLEGIBLE]


                                                            Prepared By:
                                                            Mark J. Bryn, Esq.
                                                            Fla. Bar #321842


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                      CERTIFICATE DESIGNING RESIDENT AGENT
                             AND REGISTERED OFFICE

     In  accordance  with  Section  48.091,   Florida  Statutes,  the  following
designation and acceptance is submitted in compliance thereof:

                 AMERICAN FINANCIAL SEMINARS, INC. desiring to organize under the laws of the State of Florida, hereby designates Mark J. Bryn as its registered agent and 444 Brickell Avenue, Suite #750, Miami, Florida 33131, as its registered office.


                                   ACCEPTANCE

     Having been named as Registered Agent for the above-named corporation, I hereby agree to act in such capacity for such corporation at its registered office.


                                                          /s/ Mark J. Bryn
                                                       -----------------------
                                                            Mark J. Bryn


                                                            Prepared By:
                                                            Mark J. Bryn, Esq.
                                                            Fla. Bar #321842


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